As filed with the Securities and Exchange Commission on September 28, 2007	Registration No. 333-141927

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
FORM SB-2

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MIPSOLUTIONS, INC.
(Name of small business issuer in its charter)

Nevada	4941	20-4047619
State or jurisdiction of	Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization	Classification Code Number)	Number)

128 East Fairview Avenue
Spokane, Washington 99207
509/484-6385
(Address and telephone number of principal executive offices and principal place of business)

Edward A. Hunton
128 East Fairview Avenue
Spokane, Washington 99207
509/484-6385
(Name, address and telephone number of agent for service)

Approximate Date of Commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

This Registration Statement covers the registration of (i) 1,000,000 shares of the Company’s common stock at $1.50 per share (the “Company Shares”).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	1,000,000 shares	$1.50	$1,500,000	$47.50

(1)
There is no current market for the securities and the price at which the shares are being offered has been estimated solely for the purpose of computing the amount of the registration fee, in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

PROSPECTUS

MIPSolutions, Inc.

1,000,000 shares of common stock offered by the Company at $1.50 per share

This prospectus relates to the offer and sale of 1,000,000 shares of common stock (the “Company Shares”) of MIPSolutions, Inc. (the “Company”) , $.001 par value per share, to be offered from time to time by the Company at an price of $1.50 per share.

The Company is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close. There is no escrow or trust account in which subscriber funds will be held for any period of time. The proceeds from the sale of the Company Shares will become immediately available for use by the Company. The Company intends to maintain the currency and accuracy of this prospectus and to sell the Company Shares for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

All costs incurred in the registration of the shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Company Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

The Company Shares will be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of these shares. The Company Shares will become tradeable on the effective date of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “Risk Factors” contained in this prospectus beginning on page 4.

   Prospectus dated __________________, 2007

TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	4
Forward Looking Statement	7
Use of Proceeds	7
Dividend Policy	8
Dilution	8
Plan of Distribution	9
The Company	9
Plan of Operation	14
Management	18
Executive Compensation	20
Security Ownership of Certain Beneficial Owners and Management	21
Certain Relationships and Related Transactions	22
Concurrent Sales by Selling Shareholders
Shares Eligible for Future Sales	22
Description of Securities	23
Interest of Named Experts and Counsel	24
Experts	24
Disclosure of Commission Position of indemnification for Securities Act Liabilities	24
Financial Statements	F-1
Part II	25
Exhibits	26
Signatures	28

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

The Business Generally

The Company was incorporated in December, 2005, to develop commercial and industrial applications of a certain technology (the MIP technology) co-developed by Dr. Glen Southard, a founder of the Company, while working at The Johns Hopkins University Applied Physics Laboratory (“Johns Hopkins Laboratory”) for the removal of certain targeted and unwanted, and usually contaminating, molecules from water. The technology focuses on utilizing a combination of Molecularly Imprinted Polymers (MIPs) for removal of such targeted molecules from water by artificially generating recognition sites complementary to the target molecule effecting a rebinding of the target molecule.

The Company has entered into a license agreement with the Johns Hopkins Laboratory giving the Company the exclusive worldwide rights to all intellectual property owned by the Johns Hopkins Laboratory in the MIP technology as it relates to drinking water safety, waste water treatment and water-based mining operations using filtration, treatment, reclamation and extraction processes.

Because revised Environmental Protection Agency standards for water quality, effective January 24, 2006, have tightened the standard for acceptable arsenic levels in drinking water from 50 parts per billion to 10 parts, the Company has chosen to focus on arsenic as the initial contaminant for removal from water. As part of the licensing agreement, the Company has engaged the Johns Hopkins Laboratory to perfect the system for arsenic removal from water utilizing the technology developed by Dr. Southard.

The Company intends to market this technology to water districts, municipalities and public water utilities throughout the United States. The Company also anticipates arketing the technology to the engineering firms that designed, manufactured and installed water treatment plants currently operated in the United States and for those to be constructed.

Trading Market

There is currently no trading market for the securities of the Company. The Company intends to apply initially for admission to quotation of its securities on the OTC Bulletin Board. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS--Absence of Trading Markets” and “DESCRIPTION OF SECURITIES--Admission to Quotation on OTC Bulletin Board”.

The Offering

The Company is offering its shares on a “best efforts” basis and there is no minimum threshold of sales that must be met before the offering can close. There is no escrow or trust account in which subscriber funds will be held for any period of time. The proceeds from the sale of the Company Shares will become immediately available for use by the Company. The Company intends to maintain the currency and accuracy of this prospectus and to sell the Company Shares for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Common stock outstanding before the offering	5,857,800 (1)

Common Stock offered by the Company	1,000,000

Common stock outstanding after the offering	6,857,800 (2)

(1)	Based on number of shares outstanding as of March 1, 2007 not including shares issuable upon exercise of the warrants.

(2)	Assumes the sale of all the Company Shares.

RISK FACTORS

A purchase of the shares is an investment in the Company’s common stock. Any investment in the Company’s common stock involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any common stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the common stock. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The financial statements reflect a going concern footnote which indicates that the auditors for the Company are concerned that the Company may not have the resources to continue.

The accountants have finished their audit of the Company and have concluded that the Company has a negative working capital and an accumulated deficit as of December 31, 2006 and that without the influx of capital from the sale of its equity securities or other corporate measures, such as the successful sale of its technology, the Company’s ability to continue is seriously impaired.

Dispute with former president of the Company over ownership of 1,122,500 shares of the Company’s shares.

Michael Pieniazek, the former president of the Company, has informed the Company that he is contemplating legal action on his own and his brother’s behalf against the Company regarding the cancellation of 1,122,500 shares of the Company’s common stock issued collectively to them. Messrs. Pieniazek claim that those shares were legally issued as fully paid at the time of their original issuance to Michael Pieniazek for pre-formation services rendered to the Company. They further allege that any subsequent assessment on those shares to be void. The Company disputes this claim and asserts that the Board of Directors intended that the founders would pay par value for those shares issued to them. The Board determined that a deadline for such payment would be set at a later date. The Board of Directors then later set such payment deadline date as December 22, 2006. The Company asserts that no payment for the shares was received from Messrs. Pieniazek and, in addition, he withheld certain equipment of the Company past demand for its return. Messrs. Pieniazek assert that the Company did not have the authority to assess their shares for any payment other than the pre-formation services rendered. Messrs. Pieniazek have threatened legal action and have demanded that the Company reverse the cancellation of their shares, acknowledge them as shareholders, and include them as selling shareholders in the registration statement filed by the Company. If the Pieniazeks should prevail on their claim, then Michael Peiniazek would own 1,000,000 shares of the Company’s common stock (17% prior to the sale of Company Shares and 14% after assuming sale of all 1,000,000 shares) and Matthew Pieniazek, his brother, would own 122,500 shares (2%). This could represent a significant voting block of shares in the furtherance of any corporate action that might come before the shareholders for a vote. In addition, Michael Pieniazek has further notified the Company that he believes that the Company breached his employment contract with the Company. The Company disputes this claim. However, if any legal action is pursued and if Mr. Pieniazek should prevail on such action, the Company may be required to pay compensatory or punitive damages and/or legal fees. The payment of such fees could have a significant adverse impact on the Company and would deplete its cash resources; furthermore, defending such actions would cost the Company both the time of its key executives and cash, otherwise not budgeted.

The concurrent sales of shares by the selling shareholders may make sales of the Company Shares more difficult.

Concurrently with the filing of this Registration Statement, the Company has filed a registration statement which relates to the sale of 2,287,050 shares of outstanding common stock of the Company by the holders thereof and 1,130,300 shares of common stock underlying outstanding warrants (the “Selling Shareholder Shares”) , held by the selling shareholders. The selling shareholders will sell their shares at $1.50 per share until such time as the Company’s shares are listed on the OTC Bulletin or a national exchange. Thereafter the selling shareholders may sell their shares at prevailing market rates or at privately negotiated prices as they may determine from time to time. The negotiated price of these sales may be less than the then offering price of the Company Shares in which case, purchasers may determine not to purchase shares from the Company but from one or more of the selling shareholders. The Company does not receive any proceeds from the sales of the Selling Shareholder Shares and sales of shares by them instead of sales by the Company, would reduce the amount of proceeds that the Company receives from this offering. In addition the availability of additional shares on the market and the prospect of the sale of such shares at prices below that being offered by the Company would likely have an adverse effect on the market price of the Company’s Shares.

Because MIPSolutions, Inc. is a start-up company with no operating history, an investor cannot assess the Company’s profitability or performance.

The Company was just recently formed and has no operations or operating results and therefore it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. An investor will be required to make an investment decision based solely on the Company’s management’s history and its projected operations.

The MIP technology is still under development and it may not prove efficient or marketable.

The Company has chosen arsenic as the initial contaminant for marketing its technology. As part of the licensing agreement, the Company has engaged the Johns Hopkins Laboratory to perfect the system for arsenic removal from water utilizing the technology developed by Dr. Southard. There is no assurance that the technology will be developed, or if developed that it can be used effectively or efficiently. If the technology is not developed within acceptable parameters of cost, effectiveness, and time, the Company will probably not be able to implement its business plan as it is now anticipated. This could have a major negative impact on the Company.

The MIP technology will need certification from the National Sanitation Foundation and/or Underwriter’s Laboratory.

Products, like the beads used in the MIP technology filtration system, are regulated by state agencies for safety and potability. The regulation imposed by most states require that the product be certified by the National Sanitation Foundation and/or the Underwriter’s Laboratory (UL). If the Company were unable to obtain the necessary certifications during the pilot projects, the Company would not be able to proceed with its anticipated marketing of the water filtration systems until such certifications were obtained. Such a delay or possible failure to obtain such certifications could jeopardize the Company’s application of the MIP technology to water filtration systems for an indefinite period. The Company intends to follow the protocol outlined by the National Sanitation Foundation and UL during the pilot projects in order to apply and obtain certification from the National Sanitation Foundation and UL.

There is no minimum purchase requirement for the sale of the Company Shares and the Company may use invested funds as received.

This is a “best efforts” offering of the Company Shares and there is no minimum offering amount that must be met before the Company can start utilizing the funds received from any investor. Any funds subscribed for purchase of the Company Shares will not be held in escrow but will be available to the Company for its use at such time as the Company accepts the investor subscription.

There may be competition developing similar technology or even more effective technology which would undermine the Company’s ability to market its technology.

There may be other companies that are developing technologies to extract contaminants from water similar or even more efficient and cost effective to that being developed by the Company. It is possible that when the Company tries to market its technology, it will find such other competitive technologies already in the market or close to marketability. If such competing technologies are being developed or marketed, the Company will have a more difficult time selling its technology.

Management and affiliates own enough shares of the Company to influence shareholder vote.

The Company’s executive officers and directors and founders beneficially own approximately 51.3% of the Company’s outstanding common stock. Upon closing of this offering and sale of the offered shares by the selling shareholders, including shares owned by the Company’s executive officers and directors (assuming no exercise of any warrants), management will own approximately 46.2% of the outstanding shares. As a result, these executive officers and directors will be able to exercise substantial interest over matters requiring shareholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions.

There has been no prior public market for the Company’s shares and the lack of such a market may make sale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. A purchaser must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the Bulletin Board or other exchange. If for any reason the common stock is not listed on the NASD OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink Sheets, Inc., an Internet-based, real-time quotation service for over-the-counter equities.

Even if the Company is successful in having its securities quoted in the Pink Sheets, it is not known whether or when an active trading market for the Company’s common stock will develop resulting in lower prices for sales of the securities, if any.

If the Company’s common stock is quoted on the Pink Sheets, its liquidity could be limited, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of the Company. As a result, prices for the Company’s common stock may be lower than might otherwise prevail if its common stock was quoted on the NASD OTC Bulletin Board or traded on a national securities exchange like the New York Stock Exchange or American Stock Exchange. Sales of a substantial number of shares of the Company’s common stock in the public market, including the Shares offered in this offering, could lower the stock price.

The Company may need additional financing which may delay development of the MIP technology or cause increased debt to the Company.

Future events, including problems, delays, expenses and difficulties frequently encountered by new formed companies with developing technology may require that the Company seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to it, or that any future offering of securities will be successful.

The Company’s intellectual property and other proprietary rights are valuable and any inability to protect them could adversely affect the Company’s projected business and future operations.

The Company’s ability to compete effectively is dependent upon its ability to protect and preserve the intellectual property and other proprietary rights and materials owned, licensed or otherwise used by the Company. The license agreement with the Johns Hopkins Laboratory includes two issued patents and two pending patents. The Company cannot assure an investor that the patent applications will result in an issued patent, and failure to secure rights under the patent application may limit the Company’s ability to protect the intellectual property rights that the application was intended to cover. The Company cannot assure an investor that its intellectual property may not be infringed upon or its trade secrets misappropriated. The Company may not have adequate remedies available for any such infringement or other unauthorized use. In addition, the Company may itself become subject to claims against it which require payment of damages or limitation of the Company’s ability to use certain intellectual property or other proprietary rights found to be in violation of a third party’s rights. Regardless of outcome, any litigation, whether commenced by the Company or third parties, could be protracted and costly and would result in increased expenses.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain any future earnings for funding of growth and development of technology. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares in the Company, if and when a market for such shares develops.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Company’s shares commence trading, the trading price of its common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Company Shares and the exercise of up to 1,130,300 outstanding warrants. The Company does not know what the proceeds from the sale of the Company Shares will be or how many, if any, warrants will be exercised.

The Company anticipates that it will use the proceeds from the sale of any of the Company Shares and the exercise of any warrants as part of its needs described in Phase 1 of its business plan which includes start-up costs and initial funding for the technology development and pilot test, as follows:

General Corporate Purposes	25%
Continuing Research at Johns Hopkins Laboratory	20%
Laboratory space/office space , equipment,chemicals and technicians	20%
Pilot studies	15%
Analysis performed by third parties	10%
Scale-up process including consulting expenses for producing larger quantities for pilot study	10%

The Company cannot exactly predict the amount of funds it will receive from this offering; however, the greater the amount of funds received the faster the Company can implement its expansion.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development expansion of the business.

DILUTION

Purchasers of the Company Shares may experience immediate dilution in the value of their shares. Purchasers in this offering may pay $1.50 per share but immediately after such purchase the value of that share may be significantly reduced. Dilution represents the difference between the initial public offering price per share paid by the purchasers and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Prior to the offering, the Company had a net tangible book value of $(35,369) or $(.01) per share with 5,857,500 shares of common stock outstanding.

The Company intends to sell the Company Shares at $1.50 per share. This would result in an adjusted net tangible book value of $1,414,631 (assuming offering expenses of $50,000) with 6,857,800 shares of common stock outstanding or $.21 per share (assuming no exercise of any warrants).

Assuming 300,000 Shares sold ($450,000 in proceeds; no exercise of any warrants)

	Shares Outstanding		Total Paid		Average Price per
	Number	Percent	Amount	Percent	Share
Existing Shareholders	5,857,800	95.13%	$738,670	62.14%	$0.13
New Investors	300,000	4.87%	450,000	37.86%	1.50

Total	6,157,800	100%	$1,188,670	100%	$0.19

Net tangible book value before offering			(35,369)
Net tangible book value per share before offering				(0.01)
Net tangible book value after offering			364,631
Net tangible book value per share after offering				0.06
Dilution per share to new investors			$1.44

Assuming 600,000 Shares sold ($900,000 in proceeds; no exercise of any warrants)

	Shares Outstanding		Total Paid		Average Price per
	Number	Percent	Amount	Percent	Share
Existing Shareholders	5,857,800	90.71%	$738,670	45%	$0.13
New Investors	600,000	9.29%	900,000	55%	1.50

Total	6,457,800	100%	$1,638,670	100%	$0.25

Net tangible book value before offering			(35,369)
Net tangible book value per share before offering				(0.01)
Net tangible book value after offering			814,631
Net tangible book value per share after offering				0.13
Dilution per share to new investors			$1.37

Assuming 1,000,000 Shares sold ($1,500,000 in proceeds; no exercise of any warrants)

	Shares Outstanding		Total Paid		Average Price per
	Number	Percent	Amount	Percent	Share
Existing Shareholders	5,857,800	85.42%	$738,670	33%	$0.13
New Investors	1,000,000	14.58%	1,500,000	67%	1.50

Total	6,857,800	100%	$2,238,670	100%	$0.33

Net tangible book value before offering			(35,369)
Net tangible book value per share before offering				(0.01)
Net tangible book value after offering			1,414,631
Net tangible book value per share after offering				.21
Dilution per share to new investors			$1.29

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter for the sale of the Company Shares. The executive officers of the Company will be offering the Company Shares for sale without commission or payment.

The Company is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close. There is no escrow or trust account in which subscriber funds will be held for any period of time. The proceeds from the sale of the Company Shares will become immediately available for use by the Company. The Company intends to maintain the currency and accuracy of this prospectus and to sell the Company Shares for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will be presented by the Company primarily through mail, telephone, electronic transmission, or direct meetings to those that have expressed an interest in the Company.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers offering the Company Shares is considered to be a broker of such securities as no officer (i) is subject to any statutory disqualification, (ii) is nor will be compensated by commissions for sales of the securities (iii) is associated with a broker or dealer (iv) is not primarily employed on behalf of the Company in substantial duties and (v) participates in offering and selling an offering more than once every 12 months.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

THE COMPANY

Overview

The Company, a Nevada corporation, was incorporated on December 19, 2005, to develop the new technology, Molecularly Imprinted Polymers (MIP), for various commercial applications relating to the removal of targeted molecules from water.

While working at the Johns Hopkins University Applied Physics Laboratory (the “Johns Hopkins Laboratory”), Dr. Glen Southard, along with co-inventor Dr. George Murray, helped uncover the possibilities of this technology. In order to more specifically develop and commercially apply this technology with a particular original emphasis on arsenic contamination, Dr. Southard, with several others, founded the Company.

The Company has entered into a licensing agreement with the Johns Hopkins University Applied Physics Laboratory for the exclusive right to all intellectual property owned by the Johns Hopkins Laboratory related to the MIP technology as applied to drinking water safety, waste water treatment and water-based mining operations using filtration, treatment, reclamation and extraction processes. The Company also sought and has now acquired additional rights to technology developed by the Johns Hopkins Laboratory including the approach to molecular imprinting, a technique for preparing synthetic polymers with recognition sites specific to a target molecule.

The Company is in the process of developing MIP applications for industrial and commercial use with the assistance and cooperation of the Johns Hopkins Laboratory.

Arsenic was chosen as the initial contaminant for removal from drinking water to address the recently revised United States Environmental Protection Agency standards for water quality effective January 24, 2006. The new regulation tightens the U.S. arsenic drinking water standard from 50 parts per billion (ppb) to 10 ppb. It is estimated by the American Water Works Association (AWWA) that annualized compliance costs could range from $195 to $675 million dollars per year.

License Agreement with The Johns Hopkins University Applied Physics Laboratory

The Company and The Johns Hopkins University Applied Physics Laboratory entered into a license agreement effective January 23, 2006 granting the Company the exclusive license to make, use, sell, offer to sell, import, copy, modify, distribute, publicly display and otherwise utilize the technologies (the “Core Technology”) described in the five patents described in the agreement (and discussed hereinbelow under “Patents”) as such Core Technologies relate to the licensed fields of drinking water safety, wastewater treatment, and water-based mining operations using filtration, treatment, reclamation and extraction processes. All other fields are specifically excluded.

Included as part of the Core Technology licensed by the Company is all the non-patented intellectual property pertaining to the technology of the patents including copyrighted matter, technical information, know-how, show-how or trade secrets. The non-patented information includes such items as schematics, drawings, test and operating software, engineering analysis, reliability analyses, special manufacturing processes, quality assurance plans and procedures. In addition, any future improvements on the Core Technology or non-patented property is deemed to become part of the Core Technology and is included as such in the License Agreement

As part of the license agreement, the Company shall negotiate separate task agreements (research and development agreements) in the form of the Johns Hopkins Laboratory standard task order contract for specific research and development projects with funding to be paid to the Johns Hopkins Laboratory in certain minimum amounts. The first task order has been executed between the Company and the Johns Hopkins Laboratory for the removal of arsenic molecules from drinking water (Task Order #AD-2925L).

Under the license agreement, the Company may sublicense others and amend any sublicense agreement so long as the terms of any sublicense agreement are no broader in scope and no less restrictive on the sublicensee than the license agreement is on the Company and the terms of the sublicense agreement provide for payment of the royalties due to the Johns Hopkins Laboratory under the license agreement, and provide for its indemnification and flow down of the warranties contained in the license agreement. The Johns Hopkins Laboratory shall file, prosecute and maintain all patents and patent applications contained or to be contained in the Core Technology.

The license agreement provides that the Company shall exercise its best efforts to develop and commercialize products and services arising from the application of the Core Technology and the sale of such products and services in the market. The license agreement will expire in each country on the date of expiration of the last patent in that country that is included in the Core Technologies or in the event that no patents are issued, then 20 years from the effective date of the agreement. The license agreement may be terminated upon a material breach or default by either party upon written notice with a 60 day period to cure such default. If the Company fails to make a commercial sale with thirty months of the effective date of the license agreement, then the Johns Hopkins Laboratory, in its sole discretion and without written notice or a cure period, may terminate the license agreement. The Company may terminate the license agreement for any reason upon 60 days notice.

The license agreement provides that the Company reimburse the Johns Hopkins Laboratory for costs of maintaining the patents contained in the Core Technologies, issue it stock in the Company with an anti-dilution privilege such that the equity ownership of the Johns Hopkins Laboratory shall not be less than 1% until January 23, 2009, and make payments upon reaching minimum sales levels and royalty payments of not more than 7% beginning 12 months after the first commercial sale of a product or service arising from the Core Technology.

Technology Development Project, Task Project

The Company will enter specific task orders with the Johns Hopkins Laboratory for the research and development of specific tasks. The Company has entered into a Basic Ordering Agreement No. 123-001 with the Johns Hopkins Laboratory and each specific task order will issue pursuant to the terms of this Basic Ordering Agreement. The Ordering Agreement, a copy of which has been filed as an exhibit to this registration statement, provides that the work performed under each task order will become part of the core technology as described in the license agreement, that the all work will be performed pursuant to individual task orders, that tasking under the basic ordering agreement may take place for a period of four years, and provides for other standard contractual matters such as governing law, severability, and disputes.

On February 3, 2006, the Company entered into the first task order with the Johns Hopkins Laboratory (Proposal No. AD-2925L, Task DCQ01), for research and development of the Molecularly Imprinted Polymers for the Selective Removal of Trace Inorganic Arsenic from Culinary Water to use the MIP technology for the removal of arsenic from drinking water. The Task Order sets out the scientific parameters of this project plus provides for in-progress reviews, both on-site and technical, as required by the Company. The Johns Hopkins Laboratory will provide a milestone schedule and funds execution schedule. The Company will pay to Johns Hopkins Laboratory $159,106 plus a fee of $15,881 for an aggregate of $174,987. The task was scheduled for completion by February 14, 2007 and has been extended until October 31, 2007.

The Technology

This MIP technology process employs a target molecule as the template. The template is surrounded by artificially created molecular compliments that possess polymerizable (allowing the components to be chemically bound into a polymer) qualities. The complex is typically copolymerized with a matrix monomer and a cross-linking monomer in the presence of a suitable solvent. The cross-linking monomers add rigidity to the finished polymer and the solvent provides site accessibility. Removal of the template molecules leaves behind cavities that exhibit enhanced affinity for rebinding the target molecule. The target contaminate molecule is then bound to the template molecules and is removed from the original source.

The process can be analogized to how a key must be complementary to a lock in order to work. The shapes, sizes and functions of these artificially generated recognition sites are complementary to the target molecule and are capable of rebinding target molecules in preference to other molecules. Thus as the target molecule passes through artificially generated sites, it is bound with it.

The following excerpt from a technology disclosure by one of the Johns Hopkins Laboratory scientists, Dr. George Murray, describes this technological process using heavy metal lead as an example (additional applications are also mentioned):

“The process involves suspension polymerization so as to form macroporous ion exchange resin beads in a narrow and useful range of bead diameter. The beads will exhibit high selectivity with capacity comparable to non-selective ion exchange resin beads. The beads will be useful for a variety of applications. The first would be a means of removing toxic metals from drinking water. Lead plumbing exists in many places and by passing the water from the tap through a column of the beads the water would be rendered safe for drinking. By using the correct coordinator the beads can be induced to luminescence different colors when loaded and unloaded so as to allow replacement of the resin before any lead ions could pass through. The lead loaded resin could then be acid cleaned to remove the lead and due to the selectivity of the resin a pure lead solution would be obtained allowing easy recovery of the lead for re-use. In systems where more than one toxic metal ion could be present sequential cartridges would be utilized. The beads can be employed in the selective sequestration of economically important metals from waste streams or industrial effluents. For example, the effluents from a desalination plant consist of a hot brine solution. This solution has metals pre-concentrated for facile removal. A series of resin beads can selectively remove purified fractions for later use and both clean the effluent as well as "mine" specific minerals.”

The Company intends to initially focus on the treatment of drinking water by developing commercial and industrial applications not currently available. The Company has a MIP for arsenic and using the licensed technology has formulated “beads” by combining a large number of these MIPs. These beads will then be used as a media to filter out the targeted molecule.

Employees

The Company has three executive officers: Jeffery Lamberson, President, Edward Hunton, Secretary and Treasurer and Glen Southard, Chief Scientific Officer. The Company expects that it will hire additional personnel as it expands.

Competition

The Company is developing the new and advanced MIPs technology. The Company anticipates application of this technology to water filtration with contaminate removal both for drinking water and waster water treatment, and mining and medical applications. There are systems in place already providing the services that the Company hopes that the technology will replace. Some of these companies have better resources and a larger market presence and may be able to sell their products and services more easily than the Company which is offering a new technology, albeit less expensive and more efficient than that which it replaces.

In reviewing the data for currently available systems for the removal of arsenic from drinking water sources, the Company has found that existing technology requires an installation expense, a waste by-product, and on going maintenance expenses. The following represents what the Company believes to be the two most effective systems currently available that will compete with the Company’s technology:

1. DOW Chemical has an arsenic removing product, known as Adsorbia, that is a titania based sorbent. The titania sorbent performs better than a number of metal oxide sorbents arsenic removal, and is chemically more stable and less toxic. Adsorbia, like other metal oxides, suffers from a degradation in performance at pH’s greater than 7, and from some interferents, such as dissolved silicates. Adsorbia also has a small particle size, which increases its surface area and activity, but also causes a pressure drop in the water flow. The pressure drop reduces the flow of treated water and requires pumps and a moderate amount of other infrastructure. Adsorbia can be regenerated a number of times before its replacement is required and the used media is disposed.

2. The Pureflow© Filtration Division of California Environmental Controls, Inc. has a system that was initially developed to remove iron and manganese from untreated water by flocculation. It was found that the Pureflow© was also useful for removing arsenic during the iron/manganese flocculation process. However, if the untreated water contains inadequate amounts of iron then ferric chloride needs to be added in a preconditioning step to remove the arsenic. The flocculant is then removed by a clay/carbon filter, which has a small particle size and requires pumping to maintain adequate flow. Pureflow© has a significant footprint because of its holding and mixing tanks, pumps, and plumbing. The filter is cleansed by backflow using treated water, which results in a minor 5% loss of treated water. The backflow water is either washed down the sewer, which is not desired because of the large amount of concentrated contaminants, or plumbed into a storage tank for eventual disposal. Overall, Pureflow© works well for large number of contaminants, except for antimony, but is expensive and would be overkill for a number of water utilities with single contaminant issues and that already have an effective treatment system in place.

Both of these systems have significant installation costs in the hundreds of thousands of dollars range. The on going expenses include replacement media, additional chemical costs, electricity expense to run the pumps that are required and disposal expenses.

The MIP technology is focused upon developing Molecularly Imprinted Polymers (MIPs) for removing arsenic from water. While the current application is for arsenic, the process can be applied to a large number of target molecules.

The MIP beads will be of sufficient size so that the untreated water will flow through the resin bed without the need for large pumps. Accordingly, the amount of infrastructure needed at the water utility will be minimized. The beads will also be fitted into a number of form factors that can be placed into the existing system of water utilities. The beads will exhibit high selectivity for arsenic with a capacity comparable to non-selective ion exchange resin beads because of its large surface area resulting from its macroporous structure. The MIP beads can be regenerated a large number of times with little loss in performance. The MIP beads will perform well over the range of natural water pH’s, and since the MIP beads are chemically designed for arsenic, they will suffer little loss in performance from potential interferents. Overall, MIP beads are desirable because of their flexibility of engineering design and their potential for removing arsenic and other contaminants from potable water.

The Company believes that a “cartridge” containing our resin beads will be able to be placed in-line within the current infrastructure of a treatment plant and therefore have significantly lower installation expense. Furthermore, since the “cartridge” will be place in-line there will be no additional electrical expense to run pumps. We also expect the beads to perform well without the introduction of additional chemicals to change the pH or other make up of the pre-filtered water which should reduce operational expenses further. Finally, since the arsenic can be removed from the beads and resold into the chemical market, the by-product actually adds value rather than expense (disposal).

Other companies may be developing technology similar or more competitive to the MIP technology that the Company is developing.

Property

The Company anticipates that most of its development operations will occur at the Johns Hopkins Laboratory and/or at the Pilot Project site in Delta City, Utah or at other sites where the technology is installed. As of April 1, 2007, the Company has entered into a lease for 1500 square feet of laboratory space at 421 Wakara Way, Suite 203, Salt Lake City, Utah. The lease has a term of 60 months at $3,222 per month. The Company anticipates that its primary scientific work will be performed at this location. The Company also maintains an administrative office at the home of its corporate secretary, Edward Hunton, at 128 East Fairview Avenue, Spokane, Washington 99207.

Environmental Factors

The MIP technology will be used in water filtration processes designed to remediate water to meet Environmental Protection Agency standards. The initial product to remove arsenic will need to reduce levels of arsenic below the new EPA standard of 10 parts per billion. Although the technology itself may not be subject to EPA guidelines and regulations, the end product will need to be certified by the National Sanitation Foundation and UL in order to meet state regulations. Products, like the beads used in the MIP technology filtration system, are regulated by state agencies for safety and potability. The regulation imposed by most states require that the product be certified by the National Sanitation Foundation and/or the Underwriter’s Laboratory (UL). The Company intends to follow the protocol outlined by the National Sanitation Foundation and UL during the pilot projects in order to apply and obtain certification from the National Sanitation Foundation and UL.

Legal Proceedings

As of the date of this prospectus, the Company is not a party to any lawsuits or legal proceedings.

PLAN OF OPERATION
Phase One

The initial focus of the Company will be the treatment of drinking water, specifically the removal of arsenic. Once the technology development has been completed, the Company plans to engage a public water utility as a pilot project to confirm the efficacy of the beads in a municipal setting. Once this has been accomplished the Company intends to manufacture and market the beads initially to water districts and municipalities throughout the United States where arsenic problems exist. The Company currently intends to manufacture the MIP beads by utilizing commercial labs capable of producing the beads in sufficient quantities and at prices determined based on the cost of production and the market demand.

Pilot Project

The Company has been in discussions with several communities that are interested in lowering their drinking water arsenic levels. The Company has agreed with Delta City, Utah to use its facilities as its pilot project. In a letter dated April 24, 2006, a copy of which is filed herewith as an exhibit, the Delta City Water Department has offered its facilities, water and staff assistance for the Company’s pilot project.

Phase One, Marketing Strategy

Following receipt of results from the Company’s pilot project, the Company intends to commence marketing its arsenic removal system directly to water districts, municipalities and public water utilities throughout the United States where arsenic problems exist. The Company also intends to market to the engineering firms that designed, manufactured and installed the water treatment plants being operated by these water districts and municipalities throughout the United States. Many of the engineering firms continue to have ongoing relationships with their customers through re-design/modification and maintenance projects and contracts well after the initial facility is built. The Company believes that these engineering firms may provide inroads to the same water districts and municipalities that it would be marketing to directly.

The Company believes that several features of its anticipated technology will enhance its marketability:
•	Municipal water treatment facilities must comply with 2006 EPA standards for drinking water safety

•	The technology should not require major equipment modification or additional facilities.

•	The technology has the ability to be customized for each municipality's individual water treatment requirements with a customized price structure.

•	Customers should realize a substantial operational savings by utilizing one product instead of several.

•	Arsenic contamination affects a sizeable portion of the 56,000 U.S. municipal water suppliers.

•	Currently the cost of arsenic removal for small municipal water systems ranges from $58 up to $327 per household per year.

The Market for Arsenic Removal

Globally arsenic is recognized as the number one water contaminant according to the World Health Organization. Arsenic poisoning in Bangladesh has been called one of the largest mass poisonings in human history, expected to cause 10 percent of all future adult deaths in the impoverished nation of 130 million. At a symposium in Beijing, China, Zhai Haohui, vice minister of water resources, estimated more than 360 million rural Chinese lack safe drinking water. "Hundreds of thousands of Chinese are afflicted with various diseases from drinking water that contains fluorine, arsenic, and sodium sulfate. Drinking water with high arsenic level can lead to cancer."

Currently, from just one state sampling, 600,000 Northern California residents consume water with arsenic concentrations above the EPA guidelines. In 2003 the U.S. Geological Service analyzed nationwide water quality data and found that the acceptable safe arsenic level of 10 ppb was exceeded by 8% of the public ground waters tested. The EPA estimates the findings affect about 4,000 U.S. water systems. “Hot spots” of high concentrations have been identified in central New England, the Midwest and in western United States.

The following is a sampling of data showing the costs of alternative systems utilized by several municipal water districts to reduce arsenic levels:

Sugarhouse City Well, Utah*
• 5 million gallons per day (“mgd”) well using granulated ferric hydroxide treatment:
$325,594	Installation cost.
$1,000,00 per year	Treatment material cost.
$4,500 per year	Waste disposal cost

• 5 mgd well using activated alumina treatment:
$1,158,505	Installation cost.
$280,800 per year	Treatment material cost.
$4,500 per year	Waste disposal cost

Phoenix Arizona**
• 1,850 gallons per minute (“gpm”) (2.5 mgd) well using activated alumina treatment:
$2,156,558	Installation cost.
$213,247 per year	Treatment material cost.
$9,783 per year	Operation and maintenance

• 1,850 gpm (2.5 mgd) well using coagulated-assisted micro filtration treatment:
$3,030,792	Installation cost.
$435,408 per year	Treatment material cost.
$25,179 per year	Operation and maintenance

Tucson Arizona**
• 300 gpm (0.4 mgd) well using activated alumina treatment
$1,144,286	Installation cost.
$119,789 per year	Treatment material cost.
$11,727 per year	Operation & maintenance

• 300 gpm well (0.4 mgd) using coagulated-assisted micro filtration treatment
$1,731,041	Installation cost
$251,545 per year	Treatment material cost
$27,835 per year	Operation and maintenance

*	Case study cited, Linda R. Moss, Salt Lake City Public Utilities Department

**	Case studies cited, American Water Works Association publication, Implementation of Arsenic Treatment Systems, Part 1 - Process Selection, 2002, chapter 6 “Utility Case Studies” (pages 129-191)

In the same American Water Works Association publication (pages 152-153) the Metropolitan Water District of Tucson reported "[t]he total capital costs for arsenic treatment for the system using the most preferred technology would be $15,329,143 and the annual operating and management costs would be $419,411. Engineering, pilot testing, administrative, and construction management costs are not included in the estimates presented."

Definitive cost analysis for the MIP technology will not be available until after completion of the initial Pilot Project. The Company projects that the cost will be significantly lower than other known processes. In addition, the MIP filtration beads will be reusable (after a simple regeneration process) which will provide significant savings during the life of the beads.

Additional Contaminants

After the pilot testing of arsenic removal from water is completed and marketing of that technology is commenced, the Company anticipates that it will also begin marketing the technology for use in the extraction of other water contaminants. As part of the license agreement with the Johns Hopkins Laboratory, other MIP technology beads will be developed to removed other water-borne contaminants including but not limited to:

Lead	Manganese
Mercury	Thallium
Copper	Beryllium
Chromium	Barium
Cadmium	Selenium
Perchlorate	Cyanide

Customized designer engineering will potentially provide remediation for a host of inorganics. By offering a complete solution with a variety of beads targeting different species of contaminants, the Company believes it will be able to broaden its market and achieve higher sales volume from each customer.

Phase Two

Once the Company has profitably commercialized its technology for use in the filtration of drinking water of the public (municipal) and private (well water) sectors, it intends to expand upon the technology and move into the business of treating waste streams or industrial effluents. Initially the Company will focus on the treatment of irrigation run off and the removal of contaminants contained in fertilizers that pollute many rivers and streams.

As a additional source of revenue, the Company also believes that it can resell some of the valuable metals that will be extracted during the process of removing contaminants from various water sources.

Additional Technological Applications

The Company envisions myriad applications for the technology but anticipates that, after commercializing the water-related filtration technology, the Company will turn to its application in mining applications and medical applications.

Mining Applications. The Company believes that the MIP technology should prove to be useful in the extraction of precious and other metals in the mining business as well as removing contaminants commonly used in existing extraction processes including the removal of contaminants (cyanide) from on-site storage facilities.

Medical Applications: The Company envisions that the MIP technology can be effectively used in drug testing and diagnostics. To further the refinement of the technology in this area, the Company executed an option agreement with the Johns Hopkins Laboratory in regard to incorporating MIP technology in the field of drug testing and diagnostics.

Initial experiments indicate that the technology may be useful in the development of various saliva-based tests which should prove less invasive in the “illegal drug” testing market. Additionally, these tests would prove valuable in emergency room situations with an unconscious patient and there is reason to believe that a drug is present that could cause an adverse reaction to what is being administered.

Development of these additional applications for the MIP technology may become viable depending on what it estimates it success will be based on demand and response from the business and financial community. However, the Company plans to pursue this opportunity only after the commercial successes of phases one and two.

Capital Requirements

The Company has projected that it will need approximately $500,000 for start-up expenses and for funding the Technology Development Project with the Johns Hopkins Laboratory. After the technology is effected, the Company anticipates that it will need approximately $1,600,000 additional capital for the Pilot Project, initial manufacturing and marketing, and for administrative uses. The Company intends to raise these funds through a private offering of its equity securities. The Company anticipates that this initial $2,100,000 will be sufficient to complete the initial technology, fund and obtain preliminary results from the Pilot Project and being marketing the water filtration process for removal of arsenic. The Company does not project hiring additional staff until such time as it has sold its technology to one or more water systems.

The Company cannot be sure that it will not need additional capital within the first 12 months, particularly as it is completing its technology development. If the Company should encounter unexpected technical or other delays, the Company may be required to raise additional funds. The Company plans that any funds required for completion of these initial steps would be by private offerings of its securities.

Intellectual Property, Patents, Trade Marks, Service Marks, Trade Names, Logos

The Company has exclusively licensed a patent portfolio from the Johns Hopkins Laboratory. The patent portfolio includes two issued patents and two pending patents with continuing research in progress by the Company founder, Glen Southard, Ph.D. and the Johns Hopkins Laboratory researchers results of which will also be licensed.

The Company has also acquired ownership to a second patent portfolio of four pending applications with at least two additional patent applications in progress.

These combined portfolios and works in progress represent current first generation products and processes based on the MIP bead technology, as well as additional anticipated second generation products and processes. Product materials, methods of manufacture, methods of using these materials, and polymer starting materials are (and will be) included in the patent portfolio.

Currently published Intellectual Property patents include:

US Patent No. 6,780,323, issued August 24, 2004 for “Polymer Based Permeable Membrane for Removal of Ions”

US Patent application No. 10/924,666 filed January 27, 2005, publication no. 2005-0019302 published January 27, 2005, for “Polymer Based Permeable Membrane for Removal of Ions”.

These above listed issued patents and published patent applications contain the following
Johns Hopkins Laboratory Files:
No. 1734-SPL: “Polymer Based Permeable Membrane for Removal of Ions”.
No. 1744-SPL: “Environmental Phosphate Pollution Removal Using a Selectively Permeable Molecularly
Imprinted Polymer Membrane”
No. 1745-SPL: “Environmental Nitrate Pollution Removal Using a Selectively Permeable Molecularly
Imprinted Polymer Membrane”

US Patent application No. 11/127897 filed May 12, 2005,(the Johns Hopkins Laboratory file no. 2122-1331) “Process for preparing Vinyl Substituted Beta-Diketones”. US Patent 7,067,702 issued for “Process for Preparing Vinyl Substituted Beta-Diketones”.

US provisional application No. 60/736376, filed November 14, 2005 (the Johns Hopkins Laboratory file no. 2292-SPL) “The Preparation of Molecularly Imprinted Polymer Ion-exchange Resin Beads and Their Use as Sequestering Agents for Toxic or Economically Useful Ions”

2006-0069288: “The Preparation of Polymer based encased molecularly imprinted Ion-exchange Resin and Their Use as Sequestering Agents for Toxic or Economically Useful Ions”
Most of the Core Technology is still non-published but is in patent pending status with expected publication within 12 to 24 months of the date of this prospectus.

Option Agreement with The Johns Hopkins University Applied Physics Laboratory

In addition to the License Agreement for the Core Technology, the Company has entered an option agreement with the Johns Hopkins Laboratory for the option to enter into an exclusive license for the use of the patent rights regarding certain patent technology involving drug testing and diagnostics. These patents include:

International patent application PCT/USO4/32575 (the Johns Hopkins Laboratory file no. 2087); and

U.S. provisional application serial no. 60/673746 (the Johns Hopkins Laboratory file no. 2214)

The optioned patent rights would include all inventions disclosed and claimed on such patents or any corresponding patents filed elsewhere, and any products, manufacture, import, sale or use of the patents as the foregoing pertains to the field of drug testing and diagnostics. The Company is evaluating the technology to determine whether to enter into the license agreement. The Company has paid an option fee of $2,500 which entitles the Company to a period of 12-months in which to exercise the option (option period) from the effective date of the option agreement, February 16, 2007. If the option has not been exercised within the 12-month option period, the Company may extend such option period for an additional 6-months for an option fee of $7,500; and if the option has not been exercised wtih18-months of the effective date of the option agreement, the Company may extend the option period for an additional 12 months for an additional option fee of $15,000. Upon exercise of the option, if it is so exercised, the option agreement provides for a three month period for the parties to negotiate in good faith the terms of the licensing agreement.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Date Directorship Commenced
Jeffery Lamberson	36	President	January, 2007
Edward Hunton	42	Director, Secretary, Treasurer	December, 2005
Glen Southard, Ph.D.	38	Director, Chief Scientific Officer	December, 2005
Duane Simon	53	Director	January, 2007
Dale Carlton	53	Director	January, 2007
Mark Quinn	53	Director	January, 2007

Committees and Terms

The minimum number of directors to compose the Company’s Board of Directors is five. Messrs. Hunton and Southard were appointed initial directors of Company at the time of its formation and were re-elected at the annual meeting of shareholders held December 20, 2006. At such meeting Messrs. Simon, Carlton and Quinn were elected to serve as directors beginning in January, 2007. Messrs. Simon, Carlton and Quinn are considered outside directors of the Company and received an issuance of 50,000 shares of the Company’s common stock for their services. Other than such issuance to those three directors, directors do not receive any compensation. All the directors are shareholders of the Company.

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

The Board of Directors has not yet established any committees and consequently does not have a nominating, audit or compensation committee. Action by the Board is done by the written consent of the entire board or by a majority of the directors at a meeting. In 2006, the Board of Directors held eight telephonic or physical meetings which were attended by all the then directors of the Company. Since January, 2007, the Company has held two meetings of the Board of Directors. Mr. Carlton was unable to attend one of the meetings, but otherwise all the directors have attended meetings.

The Company anticipates that its next annual meeting of shareholders will be held in December, 2007. The Company has notified its shareholders that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Jeffery Lamberson has served as the President of the Company since January, 2007. Prior to 1998, Mr. Lamberson worked in the investment banking business and in 1998 he co-founded American Financial Communications providing investor relation services to public and private companies. In January, 2001, he founded JML Consulting, Spokane, Washington, to continue his consulting career as a sole proprietor. Mr. Lamberson continues to do occasional consulting work through JML Consulting.

Glen Southard, Ph.D., has served as a director of the Company since its inception in December, 2005. From 1999 to 2001, Dr. Southard was employed by the Schafer Corporation as a Senior Scientist. From 2001 to 2004, he was employed by the Johns Hopkins University Applied Physics Laboratory as Senior Professional Staff. Dr. Southard received his Bachelor of Science in Chemistry from Iowa State University in 1991 and his Ph.D. in Inorganic Chemistry from the University of Michigan in 1998. From 1998 to 1999, Dr. Southard did post-doctoral work at Eastern Michigan University.

Edward Hunton has served as a director and Secretary of the Company since its inception in December, 2005. Mr. Hunton has operated his own investor relations consulting firm since 2002. Prior to 2002, Mr. Hunton worked as an investment advisor and served as Vice President of Investments for UBS PaineWebber.

Duane Simon has served as a director of the Company since January, 2007. Mr. Simon graduated from California State University, Sacramento, with a Bachelor of Science degree in Business Administration (Marketing) and a Masters of Business Administration in 1983. Mr. Simon has been in the telecommunications for 22 years and the information technology industry since 1980. Since 1990, Mr. Simon has worked for Vision Service Plan (VSP), a leader in the eye care provider industry. During his tenure at Vision Service Plan, he worked developing the technology leadership and vision of the voice and data networks for VSP. He has been part of the team responsible for the growth of VSP to a billion-dollar company and has managed its technology network’s growth and expansion.

Dale Carlton has served as a director of the Company since January, 2007. From 1984 to 1992, Mr. Carlton co-founded Cascade Microtech Inc., a semiconductor capital equipment company growing revenues to about $15 million in 1992. Mr. Carlton served as that company’s first president, and later as corporate secretary and president of Cascade Microtech, KK, in Japan. Mr. Carlton received his Bachelor of Science degree in Electrical Engineering, cum laude, from Washington State University, in 1975 and his Masters of Business Administration degree from University of Portland in 1994..

Mark Quinn has served as a director of the Company since January, 2007. In 1980, Mr. Quinn received his Business Administration degree from Mercy College. In 1974, Mr. Quinn was employed by Xerox Corporation as a technical specialist and corporate technical trainer. In 1984, Mr. Quinn began his financial services career with American Express Financial Advisors and then served for 18 years as a First Vice President/Senior Investment Management Consultant with the brokerage firm of Smith Barney. In 2003, Mr. Quinn founded and serves as president of Greenfield Financial Services LLC, a full service financial planning firm, and Greenfield Financial Solutions LLC, a full service life settlement broker and consulting firm.

EXECUTIVE COMPENSATION

Remuneration of Officers

The following table represents the aggregate annual remuneration of the highest paid officers during the Company’s last two fiscal year. The Company had no other employees or other related persons that received compensation commensurate with that paid to the Company’s executive officers.

Summary Compensation Table

Name	Remuneration Capacity	Salary and Consultant Fees Received 2006	Common Stock Received (1)(2)	Total Value Of Compensation
Edward Hunton	Secretary, Treasurer	$53,250	1,122,500	$54,372
Glen Southard, Ph.D.	Chief Scientific Officer	2,500	1,122,500	3,622
Jeff Lamberson	Current president	10,000	1,172,500	11,172
Michael Pieniazek (3)	Former president	118,423	(3)	118,423

(1)
Each of the named executive officers received shares of the Company’s common stock at the time of formation of the Company. Dr. Southard received the listed 1,122,500 shares of stock as consideration for the intellectual property contributed to the Company. All other listed individuals paid par value for the itemized shares of stock.

(2)	These individuals do not own any warrants or options nor are entitled to receive any such grants nor are there any deferred or other compensation awards that are not listed.

(3)
Mr. Pieniazek is no longer associated with the Company. Mr. Pieniazek has notified the Company that he is pursuing a claim against the Company for 1,122,500 shares of common stock. Mr. Pieniazek alleges that the Company’s cancellation of these shares previously issued to Mr. Michael Pieniazek and his brother was invalid.

Description of Compensation Table: There is no market for the Company’s common stock and at the time of issue the fair value of the stock was issued at par value, $.001. Dr. Southard received the 1,122,500 shares of stock in consideration for the assignment of his right and interest in certain new and improved technology developed by him related to molecularly imprinted polymers (MIPS) [i.e. Patent Applications Nos. 24586 Prov, 24587 Prov., 24588 Prov., and 24589 Prov.] and for any inventions prior to the date of the agreement in this area to which he may have rights.

General

The Company was formed at the end of 2005 and only began paying compensation in 2006. The Company has not adopted any benefit, incentive, award, option or grant plans or other forms of remuneration other than cash payment to its officers.

Anticipated Officer and Director Remuneration

Beginning January, 2007, Messrs. Southard, Hunton and Lamberson will each receive $5,000 per month as compensation for their services to the Company. Beginning on March 31, 2007, April 30, 2007, and June 30, 2007, Messrs. Southard, Hunton and Lamberson, respectively, have agreed not to take payment of their salaries but to accrue their salaries for payment at a future, yet undetermined, time.

Employment Agreements

The Company has not entered into any employment agreements with any of its employees. The Company had an employment agreement with Mr. Pieniazek which was terminated at the time his employment was terminated.

Indemnification

The Company’s Articles of Incorporation include an indemnification provision that provides that the Company shall indemnify officers, directors, agents and employees of the Company

(1) from action brought by a shareholder of the Company against such person by reason of such person holding the named position with the Company for expenses in defense of the suit if that person is successful on the merits of the case or acted in good faith in the transaction which is the subject of the suit. The indemnification does not cover any claim in which the person is adjudged liable for negligence or misconduct in the performance of his duties to the Company.

(2) from action other than by a shareholder of the Company against such person by reason of such person holding the named position with the Company for expenses in defense of the suit, for amounts paid in settlement, or judgments or fines, if that person is successful on the merits of the case or acted in good faith in the transaction which is the subject of the suit.

Key Man Insurance

The Company intends to obtain keyman insurance in 2007 on one or more of its principals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this Prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Position	Number of Shares of Common Stock	Percent of Class Before Offering (1)	Number of Shares offered for Sale	Percent of Class After Offering(2)
Jeffrey M. Lamberson	President	1,172,500	20.0%	117,250	15.4%
128 East Fairview Avenue
Spokane, WA 99207

Michael Pieniazek	Former president	(3)	(3)	(3)	(3)

Glen E. Southard, Ph.D.	Director, Chief	1,122,500	19.2%	112,250	14.7%
120 Paradise Road	Scientific Officer
Park City, UT 84098

Edward A. Hunton	Secretary, Director	1,122,500	19.2%	112,500	14.7%
128 East Fairview Avenue
Spokane, WA 99207

The Johns Hopkins University		550,000	9.4%	55,000	7.2%
Applied Physics Laboratory
11100 Johns Hopkins Road
Laurel, MD 20723

Duane Simon	Director	50,000	*	50,000	0%
1026 Venezia Drive
El Dorado Hills, CA 95762

Dale Carlton	Director	50,000	*	50,000	0%
13455 East Sorrel Lane
Scottsdale, AZ 85259

Mark Quinn	Director	50,000	*	50,000	0%
7 Greenfield Drive
Weston, CT 06883

All Officers and Directors as a Group (6 persons)		3,567,500	60.9%	491,750	44.8%

* Less than 1%.

(1)	The total number of outstanding shares of common stock as of the date of this Prospectus is 5,857,800. None of the officers or directors hold any warrants.

(2)
Assumes sale of the shares offered concurrently by each named officer or director and sale of 1,000,000 Company shares for an aggregate outstanding number of shares of 6,857,800 with no exercise of any of the warrants.

(3)
Mr. Pieniazek is no longer associated with the Company. Mr. Pieniazek has notified the Company that he is pursuing a claim against the Company for 1,122,500 shares of common stock. Mr. Pieniazek alleges that the Company’s cancellation of these shares previously issued to Mr. Michael Pieniazek and his brother was invalid. If Mr. Pieniazek prevails on such claim he will be the owner of 1,000,000 shares of the Company’s common stock (17% prior to the offering and 14% upon sale of all the Company Shares offered) and his brother Matthew Pieniazek will be the owner of 122,500 shares (2%).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Glen E. Southard, Ph.D. serves as a director for the Company and was simultaneously employed as an independent contractor by the Johns Hopkins Laboratory. While working at the Johns Hopkins Laboratory, Dr. Southard developed the MIP technology. Dr. Southard is now a full-time employee of the Company and serves as Chief Scientific Officer.

The former president of the Company, Michael Pieniazek has informed the Company that he is contemplating legal action on his own and his brother’s behalf against the Company regarding the cancellation of 1,122,500 shares of the Company’s common stock issued collectively to them. Mr Pieniazek claims that those shares were legally issued, fully paid and non-assessable prior to their cancellation by the Company. The Company disputes this claim and asserts that the shares were not paid. The Company intends to defend its position. If Mr. Pieniazek should prevail on his claim, then he would own 1,000,000 shares of the Company’s common stock (17% prior to the sale of Company Shares and 14% after assuming sale of all 1,000,000 shares) and Matthew Pieniazek, his brother, would own 122,500 shares (2%).

In addition, Michael Pieniazek entered into an employment contract with the Company in 2006 for his services as president of the Company. He has notified the Company that he believes that the Company breached this contract. The Company disputes this claim and asserts that the discharge of Mr. Pieniazek was within the terms contemplated by the contract.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this Prospectus, there are 5,857,800 shares of common stock outstanding. There will be 6,857,800 shares of Common Stock issued and outstanding if all the Company Shares are sold and a total of 7,988,100 shares outstanding if all the outstanding warrants are exercised for the issuance of an additional 1,130,300 shares. Of such 7,988,100 shares, 4,417,350 will become freely transferable upon the effectiveness of the registration statement of which this prospectus and the prospectus containing the Selling Shareholders Shares becomes effective. Of the remaining 3,570,750 shares, 3,075,750 are owned by affiliates of the Company and are not included for registration in this Prospectus and will be subject to the limitations of Rule 144 under the Securities Act. These share are "restricted securities" or owned by affiliates within the meaning of Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144. In the event shares not currently salable become salable by means of registration or eligibility for sale under Rule 144 and the holders of such shares elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's Securities and on the ability of the Company to obtain additional equity financing.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 5,857,800 shares were outstanding as of the date of this prospectus.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Warrants

As part of its initial private offering of its securities, the Company issued a warrant to purchase one additional share of its common stock for each share of common stock. The Company has issued warrants exercisable for the purchase of 1,130,300 shares of common stock. The warrants are exercisable at a price of $.50 per share for an exercise period of three years commencing on the date of issue. The warrants are callable by the Company, in its sole discretion, at any time or times after the Company’s common stock is trading on a public exchange and the common stock closes at or above a price of $1.50 per share for 15 consecutive trading days.

Additional Information Describing Securities

Reference is made to applicable statutes of the state of Nevada for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for the Company’s securities. A trading market in the securities may never develop. The Company intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If for any reason the Company’s common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board the Company’s securities will trade on the OTC Bulletin Board.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 or greater.

Dividends

The Company does not anticipate declaring dividends but utilizing any funds for further development of the technology and the marketing of its applications.

INTEREST OF NAMED EXPERTS AND COUNSEL

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the shares of common stock offered by the Company.

EXPERTS

The audited financial statements for the period ended December 31, 2006 and December 31, 2005 included in this prospectus have been so included in reliance on the report of Williams & Webster, PS. The Company has had no disagreements or changes in its accountants in the past two years.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation include an indemnification provision that provides that the Company shall indemnify officers, directors, agents and employees of the Company

(1) from action brought by a shareholder of the Company against such person by reason of such person holding the named position with the Company for expenses in defense of the suit if that person is successful on the merits of the case or acted in good faith in the transaction which is the subject of the suit. The indemnification does not cover any claim in which the person is adjudged liable for negligence or misconduct in the performance of his duties to the Company.

(2) from action other than by a shareholder of the Company against such person by reason of such person holding the named position with the Company for expenses in defense of the suit, for amounts paid in settlement, or judgments or fines, if that person is successful on the merits of the case or acted in good faith in the transaction which is the subject of the suit.

The Articles of Incorporation do not specifically indemnify the officers or directors or controlling persons for against liability under the Securities Act otherwise than as expressed above.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

“INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.”

FINANCIAL STATEMENTS

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$-	$12,160
Refund receivable	-	1,139
Prepaid expenses	215	5,000
Advances receivable from officer	2,000	-
Total Current Assets	2,215	18,299

PROPERTY AND EQUIPMENT, NET	13,184	984

OTHER ASSETS
License	45,550	45,550
Patent	8,816	7,566
Option	2,500	-
Accumulated amortization	(1,725)	(365)
Total Other Assets	55,141	52,751

TOTAL ASSETS	$70,540	$72,034

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank overdraft payable	$479	$-
Accounts payable	29,016	24,914
Accrued expense	35,000	50,000
Accrued interest	1,600	341
Accrued payroll	30,500	-
Note payable	27,855	20,000
Note payable - related party	100	100
Total Current Liabilities	124,550	95,355

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 50,000,000 shares
authorized, 5,857,800 and 5,457,500 shares issued
and outstanding, respectively	5,858	5,458
Additional paid-in capital	738,670	538,920
Accumulated deficit during development stage	(798,538)	(567,699)
Total Stockholders' Deficit	(54,010)	(23,321)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$70,540	$72,034

The accompanying condensed notes are an integeral part of these interim financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months	From December 19,
	Ended	Ended	Ended	Ended	2005 (Inception)
	June 30,	June 30,	June 30,	June 30,	to June 30,
	2007	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Consulting	1,500	39,477	15,176	74,529	203,845
Depreciation and amortization	1,666	316	2,391	403	2,960
General and administrative	16,627	2,735	22,507	4,282	32,354
Professional fees	7,823	52,570	15,448	52,570	202,825
Research and development	1,015	58,327	4,806	58,327	154,094
Officers and directors fees	45,000	-	165,000	-	165,000
Option fee	-	-	-	2,500	2,500
Travel and meals	247	7,805	4,016	8,760	26,236
TOTAL OPERATING EXPENSES	73,878	161,230	229,344	201,371	789,814

LOSS FROM OPERATIONS	(73,878)	(161,230)	(229,344)	(201,371)	(789,814)

OTHER INCOME EXPENSE
Interest expense	(749)	-	(1,495)	-	(1,836)
Loss on disposition of assets	-	-	-	-	(6,888)
TOTAL OTHER EXPENSE	(749)	-	(1,495)	-	(8,724)

LOSS BEFORE TAXES	(74,627)	(161,230)	(230,839)	(201,371)	(798,538)

INCOME TAX EXPENSE	-	-	-	-	-

NET LOSS	$(74,627)	$(161,230)	$(230,839)	$(201,371)	$(798,538)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.01)	$(0.03)	$(0.04)	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	5,857,800	5,912,000	5,817,133	5,749,333

The accompanying condensed notes are an integeral part of these interim financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	From December 19, 2005 (Inception) to June 30, 2007
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(230,839)	$(201,371)	$(798,538)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities:
Depreciation and amortization	2,391	403	2,960
Loss on disposition of assets	-	-	6,888
Stock issued for services	75,000	50,500	175,000
Stock issued for payables	2,500	-	2,500
Decrease (increase) in:
Refund receivable	1,139	-	-
Receivable from officer	(2,000)	-	(2,000)
Prepaid expenses	4,785	(12,330)	(215)
Increase (decrease) in:
Bank overdraft payable	479	-	479
Accounts payable	4,102	58,215	29,016
Accrued expense	(15,000)	-	35,000
Accrued interest	1,259	-	1,600
Accrued payroll	30,500	-	30,600
Net cash provided (used) by operating activities	(125,684)	(104,583)	(516,710)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(13,231)	(6,684)	(21,307)
Purchase of license	-	(45,000)	(45,000)
Purchase of patents	(1,250)	(1,861)	(7,694)
Purchase of option	(2,500)	-	(2,500)
Net cash used by financing activities	(16,981)	(53,545)	(76,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock and warrants for cash	122,650	197,000	563,010
Collection of subscriptions receivable	-	1,223	2,346
Proceeds from note payable	7,855	9,378	37,355
Repayment of note payable	-	-	(9,500)
Net cash provided by financing activities	130,505	207,601	593,211

Net increase in cash and cash equivalents	(12,160)	49,473	-

Cash, beginning of period	12,160	-	-

Cash, end of period	$-	$49,473	$-
-
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
NON-CASH TRANSACTIONS:
Common stock issued for license	$-	$-	$550
Common stock issued for patent	$-	$-	$1,122

The accompanying condensed notes are an integeral part of these interim financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - BUSINESS ORGANIZATION & BASIS OF PRESENTATION

MIP Solutions, Inc, was incorporated on December 19, 2005 in the State of Nevada.

The principal business of the Company is the development of Molecularly Imprinted Polymers (“MIPs”) for various commercial applications relating to the removal of targeted molecules from water. The Company has various patents and a license agreement with The Johns Hopkins University Applied Physics Laboratory (JHU/APL) and is currently developing applications for the removal of arsenic from drinking water and for the extraction of precious metals from various mining operations.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2006.  In the opinion of management, the unaudited interim financial statements furnished herein includes all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.  Operating results for the six month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of MIP Solutions, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Although there were 1,130,300 common stock equivalents outstanding at June 30, 2007, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, receivables, accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2007.

Income Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At June 30, 2007, the Company had deferred tax assets calculated at an expected rate of 34% of approximately $271,500 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at June 30, 2007. The significant components of the deferred tax asset at June 30, 2007 and December 31, 2006 were as follows:

	June 30,	December 31,
	2007	2006
Net operating loss carryforward	$798,538	$567,699

Deferred tax asset	$271,503	$193,000
Deferred tax asset valuation allowance	(271,503)	(193,000)
Net deferred tax asset	$-	$-

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

At June 30, 2007, the Company has net operating loss carryforwards of approximately $798,000, which expire in the years 2026-2027. The change in the allowance account from December 31, 2006 to June 30, 2007 was approximately $78,503.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had negative working capital and an accumulated deficit at June 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. However, the Company is currently developing technology that, if successful, will mitigate these factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Management has established plans to develop products which will provide revenue through sales or revenue sharing arrangements that will allow the Company to decrease debt and reverse the present deficit. Furthermore, management plans include negotiations to convert significant portions of existing debt into equity.

An estimated $1 million is believed necessary to continue operations and increase development through the next fiscal year. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees
In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensations.” (“SFAS 123R”) This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has adopted SFAS No. 123(R) which measures compensation costs based on the estimated fair value of the award and recognizes cost over the service period.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

Accounting Pronouncements
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87,88,106, and 132(R)” (hereinafter “SFAS No. 158”). This statement requires an employer to recognize the overfunded or underfunded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to forty years. The following is a summary of property, equipment, and accumulated depreciation:

	June 30, 2007	June 30, 2006
Office equipment	3,019	6,684
Lab Equipment	11,400
Total assets	14,419	6,684
Less accumulated depreciation	(1,236)	(403)
	$13,183	$6,281

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

Depreciation and amortization expense for the period ended June 30, 2007 and 2006 was $1,236 and $403, respectively . The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - COMMON STOCK AND WARRANTS

Common Stock
The Company is authorized to issue 50,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in December 2005, the Company issued 4,590,000 shares of common stock for a total of $1,122 in patents and $3,468 in subscription receivables. These subscriptions were paid during the year ended December 31, 2006.

During the year ended December 31, 2006 the Company issued 360,000 additional common stock shares to the founders at par.

On January 23, 2006, the Company issued 550,000 shares of its common stock to The Johns Hopkins University as partial payment for a license fee at par.

During the year ended December 31, 2006, the Company issued 200,000 shares of common stock for legal services valued at $100,000.

During the year ended December 31, 2006, the Company cancelled 1,122,500 of the initial founders shares issued in 2005. These shares were not related to the common shares issued for patents.

Also during the year ended December 31, 2006, the Company issued 880,000 “units” to investors at a price of $0.50 per unit in a private placement. Each unit consists of one share of common stock and one common share purchase warrant. The warrants, which entitle the holder to purchase, at a price of $0.50, one common share for a period of three years.

During the period ended June 30, 2007, the Company issued 245,300 “units” to investors at a price of $0.50 per unit in a private placement. Each unit consists of one share of common stock and one common share purchase warrant. The warrants, which entitle the holder to purchase, at a price of $0.50, one common share for a period of three years.

Also during the period ended June 30, 2007, the Company issued 155,000 shares for services and payables valued at $77,500.

NOTE 5 - COMMITMENTS

Under the terms of the license agreement with The Johns Hopkins University, the Company will be held responsible to pay JHU/APL fees and/or royalties when they achieve certain milestones, related to annual net sales and total funds raised from external investors.

During the quarter ended March 31, 2007, a lease agreement for a larger office space was approved by the board of directors. The new lease commenced April 1, 2007, extends for a period of 60 months, and requires monthly payments of $2,233 for the first 12 months. The monthly rental fee is open for adjustment based on the consumer price index every 12 months thereafter.

NOTE 6 - NOTE PAYABLE

The Company issued a promissory note, for a total of $20,000 on October 25, 2006. The note bears interest at the rate of 1% per month. As of June 30, 2007, related interest of $1,600 has been accrued and expensed, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, an officer and director of the Company used $100 to open up a bank account on behalf of the Company. As of December 31, 2006, the Company has not yet reimbursed the officer for this cash advance. The funds advanced are unsecured, non-interest bearing, and due on demand.

During the six months ended June 30, 2007, the Company advanced to one of its officers a total of $27,000. Because the transactions occurred while the Company was still private, it was not subject to the Sarbanes-Oxley Act of 2002, and therefore, was not prohibited. However, now that the Company is becoming a fully reporting entity, the officers will repay the loaned amount through payroll deductions. The remaining $2,000 receivable was fully settled subsequent to quarter end.

The Board of Directors
MIP Solutions, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of MIP Solutions, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the periods then ended and for the period from December 19, 2005 (Inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIP Solutions, Inc. as of December 31, 2006 and 2005, and the results of its operations, stockholders’ equity and cash flows for the periods then ended, and for the period from December 19, 2005 (Inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has sustained substantial operating losses since inception and has limited cash resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
March 12, 2007

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash	$12,160	$-
Refund receivable	1,139	-
Prepaid expenses	5,000	-
Total Current Assets	18,299	-

PROPERTY AND EQUIPMENT, NET OF DEPRECIATION	984	-

OTHER ASSETS
License	45,550	-
Patent	7,566	1,122
Accumulated amortization	(365)	-
Total Other Assets	52,751	1,122

TOTAL ASSETS	$72,034	$1,122

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$24,914	$-
Accrued expense	50,000	-
Accrued interest	341	-
Note payable	20,000	-
Note payable - related party	100	-
Total Current Liabilities	95,355	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 50,000,000 shares
authorized, 5,457,500 and 4,590,000 shares issued
and outstanding, respectively	5,458	4,590
Additional paid-in capital	538,920	-
Subscription receivable	-	(3,468)
Accumulated deficit	(567,699)	-
Total Stockholders' Equity (Deficit)	(23,321)	1,122

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$72,034	$1,122

The accompanying notes are an integral part of these financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	From December 19, 2005 (Inception) to December 31, 2006
	December 31,	December 31,
	2006	2005

REVENUES	$-	$-	$-

OPERATING EXPENSES
Consulting	188,669	-	188,669
Depreciation and amortization	569	-	569
General and administrative	9,847	-	9,847
Professional fees	187,377	-	187,377
Research and development	149,288	-	149,288
Option fee	2,500	-	2,500
Travel and meals	22,220	-	22,220
TOTAL OPERATING EXPENSES	560,470	-	517,358

LOSS FROM OPERATIONS	(560,470)	-	(560,470)

OTHER INCOME (EXPENSE)
Interest expense	(341)	-	(341)
Loss on disposition of assets	(6,888)	-	(6,888)
TOTAL OTHER INCOME	(7,229)	-	(7,229)

LOSS BEFORE TAXES	(567,699)	-	(567,699)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(567,699)	$-	$(567,699)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.10)	$-

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	5,965,917	458,333

The accompanying notes are an integral part of these financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	From December 19, 2005 (Inception) to December 31, 2006
	December 31,	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(567,699)	$-	$(567,699)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities:
Depreciation and amortization	569	-	569
Loss on disposition of assets	6,888	-	6,888
Stock issued for services	100,000	-	100,000
Decrease (increase) in:
Refund receivable	(1,139)	-	(1,139)
Prepaid expenses	(5,000)	-	(5,000)
Increase (decrease) in:
Accounts payable	24,914	-	24,914
Accrued expense	50,000	-	50,000
Accrued interest	341	-	341
Related party payable	100	-	100
Net cash provided (used) by operating activities	(391,026)	-	(391,026)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(8,076)	-	(8,076)
Purchase of license	(45,000)		(45,000)
Purchase of patents	(6,444)		(6,444)
Net cash used by financing activities	(59,520)	-	(59,520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock and warrants for cash	440,360	-	440,360
Collection of subscriptions receivable	2,346	-	2,706
Proceeds from note payable	29,500	-	29,500
Repayment of note payable	(9,500)	-	(9,500)
Net cash provided by financing activities	462,706	-	462,706

Net increase in cash and cash equivalents	12,160	-	12,160

Cash, beginning of period	-	-	-

Cash, end of period	$12,160	$-	$12,160

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
NON-CASH TRANSACTIONS:
Common stock issued for license	$550	$-	$550
Common stock issued for patent	$-	$1,122	$1,122

The accompanying notes are an integral part of these financial statements.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 - DESCRIPTION OF BUSINESS

MIP Solutions, Inc, was incorporated on December 19, 2005 in the State of Nevada.

The principal business of the Company is the development of Molecularly Imprinted Polymers (“MIPs”) for various commercial applications relating to the removal of targeted molecules from water. The Company has various patents and a license agreement with The Johns Hopkins University Applied Physics Laboratory (JHU/APL) and is currently developing applications for the removal of arsenic from drinking water and for the extraction of precious metals from various mining operations.

The Company’s year-end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of MIP Solutions, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements- Recent
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (hereinafter "SFAS No. 157") which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Although there were common stock equivalents outstanding at December 31, 2006, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, receivables, accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2006 and 2005.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Income Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2006, the Company had deferred tax assets calculated at an expected rate of 34% of approximately $176,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at December 31, 2006. The significant components of the deferred tax asset at December 31, 2006 and 2005 were as follows:

	December 31,	December 31,
	2006	2005
Net operating loss carryforward	$567,699	$0

Deferred tax asset	$193,000	$0
Deferred tax asset valuation allowance	(193,000)	(0)
Net deferred tax asset	$-	$-

At December 31, 2006, the Company has net operating loss carryforwards of approximately $567,699, which expire in the years 2026. The change in the allowance account from December 31, 2005 to December 31, 2006 was $193,000.

Long-lived Assets
The Company accounts for these assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the years ended December 31, 2006 and 2005, no impairments have been identified.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Property and Equipment
Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. See Note 3.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had negative working capital and an accumulated deficit at December 31, 2006. These factors raise substantial doubt about the Company’s ability to continue as a going concern. However, the Company is currently developing technology that, if successful, will mitigate these factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Management has established plans to develop products which will provide revenue through sales or revenue sharing arrangements that will allow the Company to decrease debt and reverse the present deficit. Furthermore, management plans include negotiations to convert significant portions of existing debt into equity.

An estimated $1 million is believed necessary to continue operations and increase development through the next fiscal year. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Research and Development
Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life, typically 10 years, of the related asset. The Company periodically reviews its capitalized patent costs to assess recoverability based on the projected undiscounted cash flows from operations. Impairments are recognized in operating results.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Accounting for Stock Options and Warrants Granted to Employees and Non-employees
In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensations.” (“SFAS 123R”) This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has adopted SFAS No. 123(R) which measures compensation costs based on the estimated fair value of the award and recognizes cost over the service period.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to forty years. The following is a summary of property, equipment, and accumulated depreciation at December 31, 2006:

Office equipment	$1,188
Less accumulated depreciation	(204)
$984

Depreciation expense for the year ended December 31, 2006 was $204. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - INTANGIBLES

In January 2006, the Company signed an exclusive license agreement with The Johns Hopkins University/Applied Physics Laboratory (“JHU/APL”) to commercially develop, manufacture, use and distribute products and process embodying JHU/APL intellectual property within the field of drinking water safety, wastewater treatment, and water based mining operations using filtration, treatment, reclamation, and extraction processes throughout the world.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

The Company has exclusively licensed a patent portfolio from JHU/APL. The patent portfolio includes one issued patent and three pending patents with continuing research in progress. Consideration given for this license right includes 550,000 shares of the Company’s common stock at a par value of $0.001 during the period ended December 31, 2005 and a $45,000 license fee paid in cash during the year ended December 31, 2006.

Costs relating to the development and approval of patents, other than research and development costs which are expensed, are capitalized and amortized using the straight-line method over ten years.  The Company’s patents and pending patents relate to polymer membranes capable of removing inorganic ions from liquids.

The following is a summary of the costs of patents and patents pending:

	Cost	Accumulated Amortization	Net Amount
2005 Activity (December 2005)	$1,122	$0	$1,122
Balance, December 31, 2005	1,122	0	1,122
2006 Activity	6,444	365	7,625
Balance September 30, 2006	$7,566	$365	$7,201

NOTE 5 - COMMON STOCK AND WARRANTS

Common Stock
The Company is authorized to issue 50,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in December 2005, the Company issued 4,590,000 shares of common stock for a total of $1,122 in patents and $3,468 in subscription receivables. These subscriptions were paid during the year ended December 31, 2006.

During the year ended December 31, 2006 the Company issued 360,000 additional common stock shares to the founders at par.

On January 23, 2006, the Company issued 550,000 shares of its common stock to The Johns Hopkins University as partial payment for a license fee at par.

During the year ended December 31, 2006, the Company issued 200,000 shares of common stock for legal services valued at $100,000.

MIP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

During the year ended December 31, 2006, the Company cancelled 1,122,500 of the initial founders shares issued in 2005. These shares were not related to the common shares issued for patents.

Also during the year ended December 31, 2006, the Company issued 880,000 “units” to investors at a price of $0.50 per unit in a private placement. Each unit consists of one share of common stock and one common share purchase warrant. The warrants, which entitle the holder to purchase, at a price of $0.50, one common share for a period of three years, were valued at $122,860 using the Black Scholes pricing model. The calculation was made assuming a risk free interest rate of 5%; an estimated equity price volatility of 50%; zero dividend yield; and a three year life.

NOTE 6 - COMMITMENTS

Under the terms of the license agreement with The Johns Hopkins University, the Company will be held responsible to pay JHU/APL fees and/or royalties when they achieve certain milestones, related to annual net sales and total funds raised from external investors.

The Company currently rents office space on a month to month basis under a temporary lease agreement, at a rate of $250 per month. A lease agreement for a larger office space is currently under consideration by the board of directors. The new lease, if approved, would extend for a period of 60 months, and require monthly payments of $2,233 for the first 12 months. The monthly rental fee would be open for adjustment based on the consumer price index every 12 months thereafter.

NOTE 7 - NOTE PAYABLE

The Company issued a promissory note, for a total of $20,000 on October 25, 2006. The note bears interest at the rate of 1% per month. As of December 31, 2006, interest of $341 has been accrued and expensed, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, an officer and director of the Company used $100 to open up a bank account on behalf of the Company. As of December 31, 2006, the Company has not yet reimbursed the officer for this cash advance. The funds advanced are unsecured, non-interest bearing, and due on demand.

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company issued 400,300 shares of common stock through March 20, 2007. Of these additional shares, 150,000 were issued on January 5, 2007 to three new outside directors. The remaining shares were issued throughout January, February and March to outside investors for cash.

PART II

Item 24. Indemnification of Directors and Officers

The Company’s Articles of Incorporation include an indemnification provision that provides that the Company shall indemnify for expenses of defense of officers, directors, agents and employees in actions arising from their positions with the Company in certain instances if such person is successful on the merits of the case or acted in a good faith transaction which is the subject of the suit. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$50
State filing fees	$2,000
Edgarizing fees	$5,000
Transfer agent fees	$3,000
Accounting fee	$16,000
Legal fees	$70,000
Printing	$1,000

Item 26. Recent Sales of Unregistered Securities

Within the past three years, the Company has issued the following shares of its common stock (the "Shares"):

The Company has issued 4,590,000 shares of its common stock, of which 1,122,500 were canceled, to the initial founders of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Company valued the shares at $.001per share.

On January 23, 2006, the issued 550,000 shares of its common stock to The Johns Hopkins University as payment for a license fee. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

In December, 2006, the Company issued 360,000 shares of its common stock to three initial shareholders of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Between February, 2006 and March, 2007 the Company issued 1,130,300 shares of its common stock at a price of $.50 per share to an aggregate of 34 investors, seven of which were accredited investors, pursuant to Regulation D of Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. For each share of common stock purchased, the Company issued one warrant for the purchase of one share of its common stock at a price of $1.50 per share.

On June 1, 2006, the Company issued 100,000 shares of its common stock to Tiber Creek Corporation for services rendered to it. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering

On November 14, 2006, the Company issued 100,000 shares of its common stock to Jameson Capital, LLC for services to be rendered to it pursuant to a consulting agreement. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering

On January 4, 2007, the Company issued 150,000 shares of its common stock to three outside directors for services as directors during 2007. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 27. Exhibits

EXHIBITS

3.1**	Articles of Incorporation	Page

3.2**	By-laws

4.0**	Sample warrant

5.0	Opinion of Counsel on legality of securities being registered

10.1**	License Agreement with The John Hopkins University Laboratory

10.2**	Basic Task Ordering Agreement No. 123-001

10.3**	Option Agreement with The John Hopkins University Laboratory

10.4**	Letter from Delta City, Utah of April 24, 2006 regarding Pilot Project

10.5***	Letter of Confirmation dated June 13, 2007 of Extension of Task Order

10.6****	Lease agreement for Salt Lake City, Utah rental property

10.7****	Assignment from Glen E. Southard of Intellectual Property

23.1	Consent of Accountants

23.2*	Consent of Attorney (as part of Exhibit 5.0)

**	Previously filed on April 5, 2007

***	Previously filed on June 28, 2007

****	Previously filed on August 8, 2007

Item 28. Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned Registrant will:

1.	File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to removed from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.
Undertakes that it will be a seller to a purchaser and considered to offer or sell securities to such purchaser, for determining liability under the Securities Act to any such purchaser in the initial distribution of the securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to such purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications:

i	Any preliminary prospectus relating to this offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to this offering prepared by or on behalf of or used or referred to by the Registrant;

iii.	The portion of any other free writing prospectus relating to this offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

iv.	Any other communication that is an offer in this offering made by the Registrant to such purchaser.

6.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spokane State of Washington on September 27, 2007.

MIPSOLUTIONS, INC.

Date: 9/27/2007	/s/ Jeffrey Lamberson
Title: President (principal executive officer)

Date: 9/27/2007	/s/ Ed Hunton
Title: Corporate Secretary, Treasurer (Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Edward Hunton	Director	September 27, 2007
Edward Hunton

/s/ Glen Southard	Director	September 27, 2007
Glen Southard, Ph.D.

Director
Duane Simon

Director
Dale Carlton

/s/ Mark Quinn	Director	September 27, 2007
Mark Quinn